UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 24, 2014

ALKAME HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification of Rights of Security Holders

On January 24, 2014, we filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State. The Certificate of Amendment amends Article III of the Company’s Articles of Incorporation to authorize the issuance of up to one hundred million (100,000,000) shares of Preferred Stock, par value $0.001 per share, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time. As a result of the Certificate of Amendment, we now have 1,000,000,000 authorized shares, par value $0.001 per share, consisting of two classes designated as “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that we have authority to issue is nine hundred million (900,000,000) shares and the total number of shares of Preferred Stock that we have authority to issue is one hundred million (100,000,000) shares. Our Board of Directors and a majority of our shareholders approved the Certificate of Amendment.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on January 24, 2014 is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

On January 24, 2014, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to seventy million (70,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will participate on an equal basis per-share with holders of our common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series B Preferred Stock are entitled to convert each share of Series B Preferred Stock into one (1) share of common stock. Holders of Series B Preferred Stock are also entitled to vote together with the holders of our common stock and Series A Preferred Stock on all matters submitted to shareholders at a rate of one (1) vote for each share held.

The rights of the holders of Series B Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 24, 2014, attached hereto as Exhibit 3.2, and is incorporated by reference herein.

On January 24, 2014, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up to ten million (10,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will be entitled to receive the Stated Value per share ($1.00) in any distribution upon winding up, dissolution, or liquidation. Holders of Series C Preferred Stock are entitled to convert such number of shares of Common Stock equal to the quotient of the Stated Value per share divided by the closing price of our common stock on the day of conversion. Holders of Series C Preferred Stock are also entitled to vote together with the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock on all matters submitted to shareholders at a rate of one (1) vote for each share held.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on January 24, 2014, attached hereto as Exhibit 3.3, and is incorporated by reference herein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated January 24, 2014
3.2	Certificate of Designation, dated January 24, 2014
3.3	Certificate of Designation, dated January 24, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2014	Alkame Holdings, Inc.

By: /s/ Robert Eakle
Robert Eakle
Chief Executive Officer

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